Exhibit 11.1

                               Opinion re Legality

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                                               May 13, 1999


Workfire.com
1708 Dolphin Avenue, Suite 400
Kelowna, BC V1Y 9S4 Canada

Gentlemen:

As counsel for your company, we have reviewed your Articles of Incorporation, Bylaws, and such other corporate records, documents, and proceedings and such questions of law as we have deemed relevant for the purpose of this opinion.

We have also examined the Registration Statement of your company on Form SB-1 which is to be transmitted for filing with the Securities and Exchange Commission (the "Commission") on May 13, 1999, covering the registration under the Securities Act of 1933, as amended, of 1,000,000 shares of Common Stock to be sold to the public, including the exhibits and form of prospectus (the "Prospectus") filed therewith.

On the basis of such examination, we are of the opinion that:

1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada with all requisite corporate power and authority to own, lease, license, and use its properties and assets and to carry on the businesses in which it is now engaged.

2. The Company has an authorized capitalization as set forth in the Prospectus.

3. The shares of Common Stock of the Company to be issued are validly authorized and, when (a) the pertinent provisions of the Securities Act of 1933 and such "blue sky" and securities laws as may be applicable have been complied with and (b) such shares have been duly delivered against payment therefor as contemplated by the Prospectus, such shares will be validly issued, fully paid, and nonassessable.

We hereby consent to the use of our name in the Registration Statement and Prospectus in the section captioned "Legal Matters," and we also consent to the filing of this opinion as an exhibit thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission thereunder.

                                               Very truly yours,

                                               /s/DILL DILL CARR STONBRAKER
                                                  & HUTCHINGS, P.C.
                                               DILL DILL CARR STONBRAKER
                                               & HUTCHINGS, P.C.

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